UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2012 (December 4, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2012, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”) in connection with the sale by Acadia and the Selling Stockholders (the “Offering”) of an aggregate of 10,576,623 shares (the “Firm Shares”) of Acadia’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $22.50 per share. The Firm Shares consist of 7,000,000 shares of Common Stock to be sold by Acadia and 3,576,623 shares of Common Stock to be sold, collectively, by the Selling Stockholders. Pursuant to the Underwriting Agreement, Acadia and certain of the Selling Stockholders have granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 1,583,153 shares of Common Stock, which includes up to 1,050,000 additional shares from Acadia and up to 533,153 additional shares from certain of the Selling Stockholders.

The net proceeds to the Company, after underwriting discounts and commissions and estimated offering expenses and before giving effect to the Underwriters’ option, if exercised, will be approximately $150.3 million. Acadia intends to use the net proceeds from the Offering principally to fund the Company’s acquisition strategy, particularly the planned acquisitions of Behavioral Centers of America, LLC and AmiCare Behavioral Centers, LLC, and otherwise for general corporate purposes, which may include the repayment of debt under the Company’s senior secured credit facility. Acadia will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The closing of the sale of the Firm Shares is scheduled to occur on or about December 12, 2012.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. Pursuant to the Underwriting Agreement, Acadia and the Selling Stockholders agreed to indemnify the underwriters against certain liabilities that could be incurred by them in connection with the Offering. In connection with the Offering, the directors and executive officers of the Company and the Selling Stockholders have entered into 90-day “lock-up” agreements.

The Offering was made pursuant to a prospectus supplement and an accompanying prospectus filed with the Securities and Exchange Commission pursuant to Acadia’s effective shelf registration statement on Form S-3 (File No. 333-184456).

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On December 4, 2012, Acadia issued a press release announcing the commencement of the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 7, 2012, Acadia issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2012, by and among Acadia, the selling stockholders named in Schedule B thereof and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

99.1	Press release of Acadia Healthcare Company, Inc., dated December 4, 2012

99.2	Press release of Acadia Healthcare Company, Inc., dated December 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: December 7, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2012, by and among Acadia, the selling stockholders named in Schedule B thereof and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

99.1	Press release of Acadia Healthcare Company, Inc., dated December 4, 2012

99.2	Press release of Acadia Healthcare Company, Inc., dated December 7, 2012